Anterix Inc. Reports
Third Quarter Fiscal Year 2026 Results

Woodland Park, NJ – February 11, 2026 – Anterix (NASDAQ: ATEX) today announced its third quarter fiscal 2026 results and filed its Form 10-Q for the three and nine months ended December 31, 2025. The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at https://investors.anterix.com/events-presentations.

Financial and Operational Highlights

–Approximately $123 million of contracted proceeds outstanding with line of sight to payment of over $80 million of outstanding contracted proceeds in the fourth quarter of fiscal 2026
–Exchanged narrowband for broadband licenses in 12 counties and recorded a $0.8 million gain on exchange of broadband licenses
–Delivered broadband licenses covering 10 counties to customers and recorded a $0.3 million gain on sale of broadband licenses
–Invested $3 million in spectrum clearing costs
–Continued to advance approximately $3 billion pipeline of prospective contract opportunities across 60+ potential customers
–On January 27, 2026, the Federal Communications Commission (the “FCC”) announced a vote to expand the 900 MHz broadband allocation from 6 MHz to 10 MHz, a milestone stemming from Anterix’s joint petition expected to significantly enhance private wireless broadband capabilities for utilities and critical infrastructure providers
–On January 30, 2026, the Company entered into a new spectrum sale agreement with CPS Energy for a total contract price of $13 million with 50% payable upfront, and the remaining 50% payable at the end of our fiscal 2027

Liquidity and Balance Sheet

At December 31, 2025, the Company had no debt and cash and cash equivalents of $29.5 million. In addition, the Company had a restricted cash balance of $8.4 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250 million of the Company’s common stock on or before September 21, 2026. In the fiscal 2026 third quarter, Anterix had no share repurchase activity. As of December 31, 2025, $226.7 million remains under the share repurchase program.

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Thursday, February 12, 2026. Participants interested in joining the call’s live question and answer session are required to pre-register by clicking on the following link https://investors.anterix.com/events/event-details/q3-fy2026-anterix-earnings-conference-call to obtain a dial-in number and unique PIN. It is recommended that you join the call at least 10 minutes before the conference call begins. The call is also being webcast live and will be accessible on the Investor Relations section of Anterix’s website at https://investors.anterix.com/events-presentations. Following the event, a replay of the call will also be available on the Anterix website.

About Anterix Inc.

Anterix is transforming how critical infrastructure stays connected. As the market leader in mission-critical private wireless broadband spectrum for the utility sector, Anterix delivers more secure, private 900 MHz licensed spectrum and advanced intelligent infrastructure solutions that enhance efficiency, strengthen resilience, and accelerate digital transformation. Backed by a growing ecosystem of industry-leading partners, Anterix provides the connectivity foundation that powers a more resourceful and resilient future. Learn more at www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business, financial results, outlook, regulatory actions or opportunities. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements; (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; (iii) Anterix’s ability to timely secure broadband licenses; (iv) Anterix’s ability to successfully commercialize its spectrum assets to its targeted utility customers in accordance with its plans and expectations; (v) Anterix’s ability to execute on its customer engagement initiatives; (vi) the timing and outcome of Anterix’s strategic review process; (vii) the FCC may not approve the expansion of the 900 MHz broadband allocation from 6 MHz to 10 MHz and (viii) competition in the market for spectrum and spectrum solutions offered by Anterix. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	December 31, 2025	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$29,534	$47,374
Non-trade receivable	—	2,926
Spectrum receivable	8,702	7,107
Escrow deposits	8,353	547
Prepaid expenses and other current assets	3,473	2,801
Total current assets	50,062	60,755
Escrow deposits	—	7,103
Property and equipment, net	922	1,302
Right of use assets, net	4,276	4,829
Intangible assets	330,777	228,983
Deferred broadband costs	29,494	28,944
Other assets	1,472	1,188
Total assets	$417,003	$333,104
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$14,893	$9,075
Accrued severance and other related charges	2,693	2,265
Due to related parties	—	30
Operating lease liabilities	1,412	1,643
Contingent liability	9,150	8,093
Deferred revenue	7,867	6,095
Total current liabilities	36,015	27,201
Operating lease liabilities	3,232	3,747
Contingent liability	6,000	15,336
Deferred revenue	124,729	118,577
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	6,141	6,606
Other liabilities	24	125
Total liabilities	181,052	176,503
Commitments and contingencies (See Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at December 31, 2025 and March 31, 2025	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,729,705 shares issued and outstanding at December 31, 2025 and 18,612,804 shares issued and outstanding at March 31, 2025	2	2
Additional paid-in capital	556,767	548,542
Accumulated deficit	(320,818)	(391,943)
Total stockholders’ equity	235,951	156,601
Total liabilities and stockholders’ equity	$417,003	$333,104

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Spectrum revenue	$1,573	$1,566	$4,543	$4,642
Operating expenses
General and administrative	8,656	9,203	27,503	33,451
Sales and support	1,439	1,309	4,381	4,516
Product development	1,104	1,120	3,436	4,646
Severance and other related charges	465	3,513	1,820	3,513
Depreciation and amortization	104	142	361	472
Operating expenses	11,768	15,287	37,501	46,598
Gain on exchange of intangible assets, net	(806)	(20,753)	(94,324)	(20,846)
Gain on sale of intangible assets, net	(329)	—	(12,759)	—
Loss from disposal of long-lived assets, net	1	—	30	—
(Loss) income from operations	(9,061)	7,032	74,095	(21,110)
Interest income	340	434	1,161	1,713
Other income	68	10	68	35
(Loss) income before income taxes	(8,653)	7,476	75,324	(19,362)
Income tax (benefit) expense	(2,052)	(234)	3,209	1,218
Net (loss) income	$(6,601)	$7,710	$72,115	$(20,580)
Net (loss) income per common share basic	$(0.35)	$0.41	$3.86	$(1.11)
Net (loss) income per common share diluted	$(0.35)	$0.41	$3.85	$(1.11)
Weighted-average common shares used to compute basic net (loss) income per share	18,682,899	18,609,736	18,664,047	18,557,453
Weighted-average common shares used to compute diluted net (loss) income per share	18,682,899	18,783,445	18,712,713	18,557,453

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(6,601)	$7,710	$72,115	$(20,580)
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	104	142	361	472
Stock compensation expense	2,215	2,865	8,794	10,619
Deferred income taxes	(345)	(934)	(465)	455
Right of use assets	37	394	553	1,226
Gain on exchange of intangible assets, net	(806)	(20,753)	(94,324)	(20,846)
Gain on sale of intangible assets, net	(329)	—	(12,759)	—
Loss from disposal of long-lived assets, net	1	—	30	—
Changes in operating assets and liabilities
Non-trade receivable	—	—	2,926	—
Prepaid expenses and other assets	(537)	(260)	(186)	1,265
Accounts payable and other accrued expenses	(3,702)	1,920	(1,590)	383
Accrued severance and other related charges	(4)	2,290	428	2,290
Due to related parties	—	—	(30)	—
Operating lease liabilities	(86)	(421)	(746)	(1,453)
Contingent liability	(361)	—	7,064	10,000
Deferred revenue	2,180	(566)	7,924	3,849
Other liabilities	(38)	(86)	(103)	(388)
Net cash used in operating activities	(8,272)	(7,699)	(10,008)	(12,708)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets and other related costs	(2,653)	(1,717)	(19,800)	(12,621)
Proceeds from sale of spectrum	361	—	14,239	—
Purchases of equipment	(9)	—	(9)	(41)
Net cash used in investing activities	(2,301)	(1,717)	(5,570)	(12,662)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	—	—	157	1,960
Repurchases of common stock	—	(4,416)	(990)	(6,443)
Payments of withholding tax on net issuance of restricted stock	(10)	(477)	(726)	(1,843)
Net cash used in financing activities	(10)	(4,893)	(1,559)	(6,326)
Net change in cash and cash equivalents and restricted cash	(10,583)	(14,309)	(17,137)	(31,696)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the period	48,470	50,737	55,024	68,124
Cash and cash equivalents and restricted cash at end of the period	$37,887	$36,428	$37,887	$36,428

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period:
Taxes paid, including excise tax	$3,050	$173	$3,909	$1,058
Operating leases paid	$477	$533	$1,592	$1,732
Non-cash investing activity:
Capitalized change in estimated asset retirement obligations	$(10)	$—	$53	$—
Network equipment provided in exchange for wireless licenses	$—	$—	$—	$47
Narrowband spectrum licenses received in connection with the LCRA Agreement	$—	$1,430	$—	$1,430
Derecognition of contingent liability related to sale of intangible assets	$395	$—	$15,343	$—
Right of use assets new leases	$300	$—	$621	$290
Right of use assets modifications and renewals	$—	$124	$47	$1,221

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	December 31, 2025	September 30, 2025	March 31, 2025
Cash and cash equivalents	$29,534	$39,070	$47,374
Escrow deposits	8,353	9,400	7,650
Total cash and cash equivalents and restricted cash	$37,887	$48,470	$55,024

	December 31, 2024	September 30, 2024	March 31, 2024
Cash and cash equivalents	$28,797	$43,129	$60,578
Escrow deposits	7,631	7,608	7,546
Total cash and cash equivalents and restricted cash	$36,428	$50,737	$68,124

Anterix Inc.
Earnings Release Tables
Other Financial Information
(Unaudited, in thousands except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Number of shares repurchased and retired	—	132	43	195
Average price paid per share*	$—	$33.59	$22.94	$32.83
Total cost to repurchase	$—	$4,416	$990	$6,443
*Average price paid per share includes costs associated with the repurchases, excluding excise taxes associated with the share repurchases.
As of December 31, 2025, $226.7 million is remaining under the share repurchase program.